UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018 (June 28, 2018)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)                  (ZIP Code)

Registrant’s telephone number, including area code: 27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

Revolving Credit Facility Agreement

On June 28, 2018, DNI-4PL Contracts Proprietary Limited (“DNI”) entered into a revolving credit facility agreement (the “Credit Agreement”) with FirstRand Bank Limited (acting through its Rand Merchant Bank division), a South African corporate and investment bank in its capacity as lender and agent (in such capacities, the “Lender”), and K2018318388 (South Africa) (RF) Proprietary Limited (“Debt Guarantor”), a South African company incorporated for the sole purpose of holding collateral for the benefit of the Lender and acting as debt guarantor. Pursuant to the terms of the Credit Agreement, DNI may borrow up to ZAR 200.0 million, through June 2021, from the Lender to finance the acquisition and/or requisition of telecommunication towers.

DNI has agreed to ensure that Net1 SA will become bound by the terms and conditions applicable to the other DNI shareholders party to the shareholder guarantee, cession and pledge agreement referred to below once the DNI shares pledged as security for the July 2017 facilities are released.

The Credit Agreement contains customary covenants that require DNI to maintain specified net senior debt to EBITDA and EBITDA to net senior interest ratios and restrict the ability of DNI, and certain of its subsidiaries to make certain distributions with respect to their capital stock, prepay other debt, encumber assets, incur additional indebtedness, make investments above specified levels, engage in certain business combinations and various other corporate activities.

Interest on the revolving credit facility is payable quarterly based on the Johannesburg Interbank Agreed Rate (“JIBAR”) in effect from time to time plus a margin of 2.75% . The JIBAR rate was 6.958% on June 29, 2018. DNI paid a non-refundable deal origination fee of approximately ZAR 2.3 million ($0.2 million) to the Lender in July 2018.

Subordination Agreement

Concurrent with the execution of the Credit Agreement, DNI entered into a subordination agreement (the “Subordination Agreement”) among the parties set forth on Annexure A thereto, the Lender and the Debt Guarantor, pursuant to which, among other things, the Subordinating Parties (as defined in the Subordination Agreement) agreed to subordinate any and all of their claims against the obligors set forth in the Credit Agreement to those claims of the Lender and the Debt Guarantor.

Shareholder Guarantee, Cession and Pledge Agreement

Concurrent with the execution of the Credit Agreement, DNI also entered into a shareholder guarantee, cession and pledge agreement among AJD Holdings Proprietary Limited (“AJD”), Richmark Holdings Proprietary Limited (“Richmark”), the Debt Guarantor and FirstRand Bank Limited (acting through its Rand Merchant Bank division) in its capacity as agent (in such capacity, the “Agent”), pursuant to which, among other things, AJD and Richmark agreed to guarantee certain obligations to the Lender under the Credit Agreement, pledge all of their shares in DNI and cede certain assets to the Debt Guarantor.

Guarantee, Cession and Pledge Agreement

Concurrent with the execution of the Credit Agreement, DNI also entered into a guarantee, cession and pledge agreement (the “DNI Guarantee”) among the parties set forth on Annexure A thereto, the Debt Guarantor and the Agent, pursuant to which, among other things, the Guarantors (as defined in the DNI Guarantee) agreed to guarantee certain obligations to the Lender under the Credit Agreement, pledge all of their shares in DNI and cede certain assets to the Debt Guarantor.

Debt Guarantor Management Agreement

Concurrent with the execution of the Credit Agreement, DNI also entered into a debt guarantor management agreement (the “Management Agreement”) among the Debt Guarantor, the Agent, and TMF Corporate Services (South Africa) Proprietary Limited, in its capacity as administrator (the “Administrator”), pursuant to which, among other things, the Administrator agreed to perform and provide certain administrative services for the Debt Guarantor related to the Credit Agreement.

Counter-indemnity Agreement

Concurrent with the execution of the Credit Agreement, DNI also entered into a counter-indemnity agreement in favor of the Debt Guarantor, pursuant to which, among other things, DNI agreed to indemnify and hold harmless the Debt Guarantor against claims related to Debt Guarantor’s guarantee of DNI’s obligations under the Credit Agreement.

The descriptions of the documents above do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.89 through 10.94 and are incorporated herein by reference.

On June 30, 2018, the USD/ZAR exchange rate was $1.00 / ZAR 13.70.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 8.01. Other Events

The Company, through Net1 SA, has closed its acquisition of DNI and will consolidate its voting and economic interest in DNI from June 30, 2018. DNI has settled the ZAR 126.0 million ($9.2 million) loan due to Net1 SA on June 28, 2018, and Net1 SA has paid ZAR 126.0 million for an additional 6% in DNI, increasing Net1 SA’s voting and economic interest in DNI to 55%. Net1 SA is required to pay DNI an additional amount, not to exceed ZAR 400.0 million ($29.2 million), in cash, subject to DNI achieving certain performance targets, upon the finalization of DNI’s audited annual financial statements for the fiscal year ending June 30, 2019.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.89

Revolving Credit Facility Agreement, dated June 28, 2018, among DNI-4PL Contracts Proprietary Limited, as borrower, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as lender and agent, and K2018318388 (South Africa) (RF) Proprietary Limited, as debt guarantor.

10.90

Subordination Agreement, dated June 28, 2018, among the parties listed in Annexure A, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as lender and agent, and K2018318388 (South Africa) (RF) Proprietary Limited, as debt guarantor.

10.91

Shareholder Guarantee, Cession and Pledge Agreement, dated June 28, 2018, among AJD Holdings Proprietary Limited, Richmark Holdings Proprietary Limited, DNI-4PL Contracts Proprietary Limited, as borrower, K2018318388 (South Africa) (RF) Proprietary Limited, as debt guarantor, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.92

Guarantee, Cession and Pledge Agreement, dated June 28, 2018, among the parties listed in Annexure A, as original cedents, K2018318388 (South Africa) (RF) Proprietary Limited, as debt guarantor, and FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent.

10.93

Debt Guarantor Management Agreement, dated June 28, 2018, among K2018318388 (South Africa) (RF) Proprietary Limited, as debt guarantor, FirstRand Bank Limited (acting through its Rand Merchant Bank division), as agent, DNI-4PL Contracts Proprietary Limited, as borrower, and TMF Corporate Services (South Africa) Proprietary Limited, as administrator.

10.94	Counter-indemnity Agreement, dated June 28, 2018, between DNI-4PL Contracts Proprietary Limited, as borrower, and K2018318388 (South Africa) (RF) Proprietary Limited, as debt guarantor.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: July 5, 2018	By: /s/ Alex M.R. Smith
Name: Alex M.R. Smith
Title: Chief Financial Officer